Exhibit 99.1
Portola Pharmaceuticals Reports Third Quarter 2019 Financial Results
and Provides Corporate Update
– Andexxa®/Ondexxya® Net Product Revenues of $35.7 million, a 32% Increase Over the Prior Quarter –
– Andexxa Now Stocked in Approximately 550 U.S. Hospitals; 76% of U.S. Sales from Reorders –
– Expanded Market Opportunity with Strong Initial Ondexxya Demand in Europe –
– Strengthened Balance Sheet; Added Net Proceeds of $245 million in Third Quarter–
South San Francisco, Calif., (November 5, 2019) – Portola Pharmaceuticals, Inc.® (Nasdaq: PTLA) today reported financial results for the three months ended September 30, 2019, and provided a corporate update.
“We delivered another quarter of strong Andexxa revenue in the U.S. and expanded our growth potential with our first sales of Ondexxya in Europe. The use of Factor Xa inhibitors in both markets continues to grow, driving the underlying market opportunity for Andexxa/Ondexxya and long-term value of Portola,” said Scott Garland, Portola’s president and chief executive officer. “Looking forward, we will continue to focus on exceptional launch execution, leveraging external support from health authorities and favorable society guidelines, and building the clinical evidence and awareness of Andexxa. In addition, we remain on track to initiate a registration trial for cerdulatinib in early 2020 and will present updated data at the ASH meeting in December.”
Product Sales:

•
Total global revenues for the third quarter of 2019 were $36.8 million compared with $14.2 million for the third quarter of 2018. This includes $35.7 million in net product revenues from sales of Andexxa/Ondexxya [coagulation factor Xa (recombinant), inactivated-zhzo], $17,000 in revenues from Bevyxxa® (betrixaban) sales and $1.1 million in collaboration and license revenues.

•
Net loss attributable to Portola, according to generally accepted accounting principles in the U.S. (GAAP) was $49.6 million, or $0.68 net loss per share for the third quarter of 2019, compared with a net loss of $71.3 million, or $1.08 net loss per share, for the same period in 2018.

Operating Expenses:
For the third quarter of 2019, compared to the same period in 2018:

•	Research and development (R&D) expenses decreased by $14.6 million, or 36.3%, primarily due to the manufacturing costs for Andexxa Gen 2 being capitalized and no longer flowing through R&D.

•
Selling, general and administrative (SG&A) expenses increased by $13.3 million, or 34.2%, due to commercial costs to support the Andexxa launch including the expansion of the field sales teams and launch preparations in Europe.

•
Cost of Sales (COS) were $2.7 million for the third quarter of 2019, compared to $4.3 million for the same period in 2018. This decrease was primarily due to transition from our Gen 1 to our Gen 2 Andexxa product.

•	These amounts on a GAAP and non-GAAP basis are reflected in the table below. A table reflecting the reconciliation of GAAP to non-GAAP amounts is included at the end of this release.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2019	2018	2019	2018
Cost of Sales	$2,684	$4,292	$14,825	$5,680
Non-GAAP cost of sales	$2,684	$4,292	$10,876	$5,680

Research and development expenses	$25,647	$40,237	$94,769	$166,744
Non-GAAP research and development expenses	$21,916	$35,858	$68,358	$152,593

Selling, general and administrative expenses	$52,050	$38,792	$158,939	$110,547
Non-GAAP selling, general and administrative expenses	$44,735	$31,778	$135,183	$89,111

Totaling operating expenses	$80,381	$83,321	$268,533	$282,971
Non-GAAP Total operating expenses	$69,335	$71,928	$214,416	$247,384
Cash, Cash Equivalents and Investments:

•
Cash, cash equivalents and investments at September 30, 2019, totaled $476.8 million, compared with $317.0 million as of December 31, 2018. During the third quarter, the Company added net proceeds of $245 million in connection with the follow on offering of the Company’s common stock.

Recent Achievements and Events

•	Ondexxya launched with $2.7 million of European net sales in the third quarter of 2019.

•	Andexxa added to the Veteran’s Health Administration national formulary, making access to 170 VA hospitals across the U.S. possible.

•	Andexxa recommended as first line therapy by The American Academy of Family Physicians (AAFP).

•	Centers for Medicare and Medicaid Services (CMS) New Technology Add-on Payment (NTAP) reimbursement for Andexxa increased from 50% to 65% effective on October 1, 2019.

•
Presented sub-analysis of ANNEXA-4 study at the American College of Gastroenterology annual meeting, highlighting the efficacy and safety of Andexxa in Factor Xa patients with acute gastrointestinal bleeding, which demonstrated excellent or good hemostasis achieved in 82% of evaluable patients.

•
Presented in vitro data at International Society of Thrombosis and Hemostasis annual meeting, demonstrating that four-factor prothrombin complex concentrate (4F-PCC) does not appear to have an effect on the inhibition of thrombin generation by apixaban or rivaroxaban unless the Factor Xa inhibitor concentration was less than 75 ng/mL. In contrast, data from the same thrombin generation assay demonstrated that Andexxa fully corrected the inhibition of thrombin generation by apixaban and rivaroxaban across a broad range of inhibitor concentrations.

•	Net proceeds of $245 million raised in a public offering of the Company's common stock.
Planned Upcoming Milestones

•	Continue launch of Ondexxya in a select group of high-potential European countries with significant usage of Factor Xa inhibitors and supportive access and reimbursement.

•	Plan to initiate an urgent surgery study for Andexxa by year end or in early 2020.

•	Plan to launch a cerdulatinib registration study in peripheral T-cell lymphoma (PTCL) in early 2020.

•	Multiple abstracts related to Andexxa and cerdulatinib accepted for presentation at the American Society of Hematology annual meeting in December.
Analyst and Investor Meeting
Portola will host an analyst and investor meeting focused on Andexxa on Thursday, November 14, 2019, from 8:00 to 10:30 a.m. ET in New York. Seating is limited to those who RSVP. Please contact events@portola.com for an invitation. The event will also be webcast live and can be accessed live on the Investor Relations section of the Company’s website at http://investors.portola.com. It will be archived for one year following the date of the event.

Conference Call Details
Portola will host a conference call today, Tuesday, November 5, 2019, at 4:30 p.m. ET, during which time management will discuss the third quarter 2019 financial results, updates on the U.S. and European launch of Andexxa/Ondexxya, and its operations. The live call can be accessed by phone by calling (844) 452-6828 from the United States and Canada or 1 (765) 507-2588 internationally and using the passcode 2980632. The webcast can be accessed live on the Investor Relations section of the Company’s website at http://investors.portola.com. It will be archived for 30 days following the call.
Use of Non-GAAP Financial Measures
This press release and the reconciliation table included herein include non-GAAP R&D expenses. The Company believes the presentation of non-GAAP financial measures provides useful information to management and investors regarding the Company’s financial condition and results of operations. When viewed in conjunction with GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance and are better able to compare the Company’s performance between periods. In addition, these non-GAAP financial measures are among those that the Company uses as a basis for evaluating performance, allocating resources and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation of GAAP to non-GAAP financial measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Financial Information.”
About Portola Pharmaceuticals, Inc.
Portola Pharmaceuticals is a global, commercial-stage biopharmaceutical company focused on the discovery, development and commercialization of novel therapeutics that could significantly advance the fields of thrombosis and other hematologic conditions. The Company’s first two commercialized products are Andexxa [coagulation factor Xa (recombinant), inactivated-zhzo], marketed in Europe as Ondexxya (andexanet alfa), and Bevyxxa (betrixaban). The company also is advancing cerdulatinib, a SYK/JAK inhibitor being developed for the treatment of hematologic cancers. Founded in 2003 in South San Francisco, California, Portola has operations in the United States and Europe.

Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the anticipated initiation of a registrational trial for cerdulatinib in PTCL, the growing demand for our products, our continued commercial launch for Ondexxya in Europe, our ability to leverage external support from health authorities and build clinical evidence and awareness of Andexxa and our plans to present new data and continue development of our products and product candidates. Risks that contribute to the uncertain nature of the forward-looking statements include: the risk that physicians, patients and payers may not see the benefits of utilizing Andexxa for the indications for which it is approved; our ability to continue to manufacture our products and to expand approved manufacturing facilities; the possibility of unfavorable results from additional clinical trials involving Andexxa; our ability to grow our commercial operations in the EU and generate product revenue within projected timelines and budget; the risk that we may not obtain additional regulatory approvals necessary to expand approved indications for Andexxa; our expectation that we will incur losses for the foreseeable future and will need additional funds to finance our operations; the accuracy of our estimates regarding expenses and capital requirements; our ability to successfully build a hospital-based sales force and commercial infrastructure; our ability to obtain and maintain intellectual property protection for our product candidates; and our ability to retain key scientific or management personnel. These and other risks and uncertainties are described more fully in our most recent filings with the Securities and Exchange Commission, including our most recent quarterly report on Form 10-Q. All forward-looking statements contained in this press release speak only as of the date on which they were made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Unaudited Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Product revenue, net	$35,743	$7,176	$83,269	$10,047
Collaboration and license revenue	1,056	7,001	4,123	14,785
Total revenues	36,799	14,177	87,392	24,832
Operating expenses:
Cost of sales	2,684	4,292	14,825	5,680
Research and development	25,647	40,237	94,769	166,744
Selling, general and administrative	52,050	38,792	158,939	110,547
Total operating expenses	80,381	83,321	268,533	282,971
Loss from operations	(43,582)	(69,144)	(181,141)	(258,139)
Interest and other income, net	1,953	3,924	7,958	9,123
Interest expense	(7,998)	(5,957)	(23,017)	(12,642)
Net loss	(49,627)	(71,177)	(196,200)	(261,658)
Net (income) loss attributable to noncontrolling interest	—	(126)	2,213	(17)
Net loss attributable to Portola	$(49,627)	$(71,303)	$(193,987)	$(261,675)
Net loss per share attributable to Portola common stockholders:
Basic and diluted	$(0.68)	$(1.08)	$(2.79)	$(3.97)
Shares used to compute net loss per share attributable to Portola common stockholders:
Basic and diluted	73,017,609	66,165,104	69,427,124	65,855,672

Unaudited Condensed Consolidated Balance Sheet Data
(In thousands)

	September 30, 2019	December 31, 2018
	(Unaudited)
Cash, cash equivalents and investments	$476,807	$316,964
Trade and other receivables, net	18,236	5,849
Unbilled - collaboration and license revenue	3,788	9,880
Inventories	2,357	7,873
Property and equipment, net	4,561	5,236
Intangible assets	3,699	7,279
Other assets	67,737	33,338
Total assets	577,185	386,419
Total current liabilities	87,491	69,005
Long-term liabilities	276,806	226,847
Total stockholders’ equity	212,888	90,567
Total liabilities and stockholders’ equity	577,185	386,419

PORTOLA PHARMACEUTICALS, INC.
Reconciliation of GAAP to Non-GAAP Financial Information
(In thousands, except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of cost of sales:
GAAP cost of sales	$2,684	$4,292	$14,825	$5,680
Gen1 transition	—	—	(3,949)	—
Non-GAAP cost of sales	$2,684	$4,292	$10,876	$5,680

Reconciliation of research and development:
GAAP research and development	$25,647	$40,237	$94,769	$166,744
Stock-based compensation expense	(3,731)	(4,379)	(17,437)	(14,151)
SRX intangible impairment	—	—	(3,151)	—
Equity valuation to manufacturer	—	—	(5,824)	—
Non-GAAP research and development expenses	$21,916	$35,858	$68,358	$152,593

Reconciliation of selling, general and administrative expenses:
GAAP selling, general and administrative expenses	$52,050	$38,792	$158,939	$110,547
Stock-based compensation expense	(7,315)	(7,014)	(23,756)	(21,436)
Non-GAAP selling, general and administrative expenses	$44,735	$31,778	$135,183	$89,111

Reconciliation of total operating expenses:
GAAP total operating expenses	$80,381	$83,321	$268,533	$282,971
Gen1 transition	—	—	(3,949)	—
Stock-based compensation expense	(11,046)	(11,393)	(41,193)	(35,587)
SRX intangible impairment	—	—	(3,151)	—
Equity valuation to manufacturer	—	—	(5,824)	—
Non-GAAP total operating expenses	$69,335	$71,928	$214,416	$247,384

Reconciliation of net loss attributable to Portola:
GAAP net loss attributable to Portola shareholders	$(49,627)	$(71,303)	$(193,987)	$(261,675)
Gen1 transition	—	—	3,949	—
Stock-based compensation expense	11,046	11,393	41,193	35,587
SRX intangible impairment	—	—	3,151	—
Equity valuation to manufacturer	—	—	5,824	—
Non-GAAP net loss attributable to Portola shareholders	$(38,581)	$(59,910)	$(139,870)	$(226,088)

Reconciliation of diluted net loss per share:
GAAP net loss per share	$(0.68)	$(1.08)	$(2.79)	$(3.97)
Gen1 transition	—	—	0.06	—
Stock-based compensation expense	0.15	0.17	0.59	0.54
SRX intangible impairment	—	—	0.05	—
Equity valuation to manufacturer	—	—	0.08	—
Non-GAAP net loss per share	$(0.53)	$(0.91)	$(2.01)	$(3.43)

Shares used to compute loss per share	73,018	66,165	69,427	65,856

Non-GAAP adjustment summary:
Cost of sales	$—	$—	$(3,949)	$—
Research and development	(3,731)	(4,379)	(26,412)	(14,151)
Selling, general and administrative expenses	(7,315)	(7,014)	(23,756)	(21,436)
Total non-GAAP adjustments	$(11,046)	$(11,393)	$(54,117)	$(35,587)
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Investor Contact:	Media Contact:
Jennifer Zibuda	Pure Communications
Portola Pharmaceuticals	Portola_Media@purecommunications.com
IR@portola.com